                         AGREEMENT FOR SALE OF GOODWILL
                         ------------------------------

     THIS AGREEMENT FOR SALE OF GOODWILL ("Agreement") is made this the 5th day of November, 2004, by and between William Lee Booth with his principal address at 662 Antebellum Cove, Collierville, Tennessee 38017 ("Seller"), and TeamStaff
Rx, Inc. with its principal address at 1901 Ulmerton Road, Suite 800,
Clearwater, Florida 33762 ("Purchaser").

                                    RECITALS
                                    --------

     WHEREAS, the Seller own one hundred percent (100%) of the stock in Nursing
Innovations, Inc., which company owns one hundred percent (100%) of the stock in
Vitriarc, Inc., both of which are Tennessee corporations (the "Corporations")
and entities which own, operate and conduct a temporary and permanent nurse staffing business in Memphis, Tennessee; and

     WHEREAS, the Purchaser, Seller and the Corporations intend to enter into an agreement for the purchase by the Purchaser of certain assets owned by the
Corporations dated of even date herewith (the "Asset Purchase Agreement")
contemporaneously with the execution of this Agreement; and

     WHEREAS, the Seller has personally created and built a fine reputation and goodwill among the employees, customers, and suppliers of the Corporations and the community during his many years of personal service to the Corporations; and

     WHEREAS, the Purchaser desires to acquire from the Seller the goodwill that he has personally created as a result of his being the founder of the
Corporations and his many years of service to the Corporations ("Goodwill") as a separate asset apart from assets being acquired by the Purchaser from the
Corporations.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Purchase and Sale of Assets. Seller hereby agrees to sell and shall sell, and Purchaser hereby agrees to purchase and shall purchase, the Goodwill.

     2. Purchase Price; Manner of Payment. In consideration for the Goodwill, the Purchaser shall pay the Seller the Aggregate Purchase Price, which shall consist of the Initial Purchase Price and the Deferred Purchase Price.

          a. Initial Purchase Price. At Closing, the Purchaser shall pay the
Initial Purchase Price of $1,531,771 to Seller by wire transfer or other delivery of immediately available funds.

          b. Deferred Purchase Price. The Deferred Purchase Price shall be paid in cash to Seller at the times and in the amounts determined in accordance with
Exhibit A.

     3. The Closing. The Closing shall take place at the offices of counsel to the Purchaser, at Goldstein & DiGioia LLP, 45 Broadway, New York, New York 10006
or such other place as the Purchase and Seller shall agree, commencing at 9:00
a.m. (local time) on November 14, 2004 (the "Closing Date"), or in such other manner as the Purchaser and Seller may agree. The transactions contemplated hereby shall be effective as of 12:01 a.m. on November 14, 2004. At the Closing,
the Seller shall deliver to the Purchaser an Assignment of Goodwill in the form attached hereto as Exhibit B.

     4. Seller's Representations, Warranties and Covenants. The Seller makes the following representations, warranties, and covenants to the Purchaser, each of which is true and correct as of the date of this Agreement and each of which will be true and correct on the Closing Date:

          a. Marketable Title. The Seller has good and marketable title to the
Goodwill, free and clear of any security interest, lien, encumbrance or claim of any nature.

          b. No Breach. The execution of this Agreement does not, and will not as of the Closing, constitute a breach of any other agreement to which Seller is a party.

          c. Reputation. To the best of his knowledge, the Seller has a fine and valuable reputation among the Corporations' suppliers, customers, employees, and community with which he has done business during his many years of service to the Corporations, and has at all times dealt with the Corporations' suppliers, customers, employees, and community honestly.

     5. Purchaser's Representations, Warranties and Covenants. The Purchaser
hereby makes the following representations, warranties, and covenants to the
Seller, each of which is true and correct as of the date of this Agreement and each of which will be true and correct on the Closing Date:

          a. Corporate Authority. The execution and delivery of this Agreement has been duly authorized by proper corporate authority.

          b. No Breach. The execution of this Agreement does not, and will not as of the Closing Date, constitute a breach of any other agreement to which the
Purchaser is a party.

     6. Conditions to Obligation to Close.

          a. Conditions to Obligation of Purchaser. The obligation of the
Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the
Closing Date;

               (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects;

               (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B)
cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely in any manner the right of the
Purchaser to own the Goodwill;

               (iv) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby or by the Asset Purchase
Agreement and all certificates, agreements, instruments, and other documents required to effect the transactions contemplated hereby or thereby shall have been taken and/or delivered in form and substance reasonably satisfactory to the
Purchaser; and

               (v) the closing as contemplated by the Asset Purchase Agreement shall have been consummated.

The Purchaser may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

          b. Conditions to Obligation of the Seller. The obligation of the
Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the
Closing Date;

               (ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B)
cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

               (iv) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby or by the Asset Purchase
Agreement and all certificates, agreements, instruments, and other documents required to effect the transactions contemplated hereby or thereby shall have been taken and/or delivered in form and substance reasonably satisfactory to the
Seller.

The Seller may waive any condition specified in this Section 6(b) if he executes a writing so stating at or prior to the Closing.

     The parties hereto agree in good faith to exercise all reasonable efforts and to do everything reasonably necessary to cause the contemplated transactions to be consummated. If the transactions contemplated by this Agreement have not been consummated by November 30, 2004, then this Agreement shall become null and void and of no further force and effect, unless the parties hereto agree to an extension in writing.

     7. Expenses. Seller and Purchaser hereto shall bear their respective expenses incidental to this Agreement and the closing of the transactions contemplated hereunder, including all legal and accounting fees and expenses.

     8. Entire Agreement. This Agreement, including the other instruments and documents referred to herein and/or delivered pursuant hereto, including the
Asset Purchase Agreement, represent the entire understanding of the parties hereto and supersede all other prior memoranda and agreements between the parties and may not be modified or amended except by a writing executed by each of the parties hereto.

     9. Applicable Law. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of New Jersey.

     10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be binding upon all parties, and their respective successors and assigns.

     11. Additional Actions and Documents. At or after the Closing and without further consideration, the parties shall execute and deliver such further instruments of conveyance and transfer and take such other actions as each may reasonably request in order to convey and transfer to Purchaser title to the
Goodwill or to further implement the purposes, terms and conditions of this
Agreement.

     12. Indemnification.

     a. The Seller shall defend, indemnify and hold the Purchaser harmless against and in respect of any and all liabilities, losses, damages, deficiencies, expenses and attorneys' fees resulting from any misrepresentation or breach of warranty made in this Agreement. Further, the Seller shall indemnify and hold harmless the Purchaser harmless against and in respect of any and all liabilities, losses, damages, deficiencies, expenses and attorneys' fees resulting from any inquiry, action or proceeding which may be brought by the
Internal Revenue Service or any similar state agency regarding this Agreement.

     To the extent related to a claim asserted by a third party, Purchaser agrees to give Seller written notice of any claim, action, suit or proceeding relating to the claim for indemnity not later than fifteen (15) days after
Purchaser has been served with notice thereof. Seller shall have the right, at his option to compromise or defend at his own expense and by his own counsel
(which counsel shall be reasonably satisfactory to Purchaser) any such action, suit or proceeding.

Purchaser and Seller agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto. In the event that Seller fails to notify Purchaser of his intent to contest such claim or to take any action within thirty (30) days after receipt of notice from Purchaser,
Purchaser shall have the right, but not the obligation, to defend, compromise or pay any such claim, action, suit or proceeding. Following any such payment by
Purchaser, and upon receipt of notice of demand therefor (accompanied by appropriate documentation with respect thereto) from Purchaser, Seller shall remit payment of such demand to Purchaser within thirty (30) days. As to all other claims for indemnity, Seller shall upon receipt of notice (accompanied by appropriate documentation with respect thereto) from Purchaser, have thirty (30)
days from receipt of such notice in which to pay the amount claimed or to notify
Purchaser in writing that he disputes such claim, stating with particularity his good faith objections to the claim. If Seller fails to pay the amount claimed or to state Seller's good faith objections thereto within the required time, Seller shall be deemed to have admitted liability for such claim and shall not have the right to challenge Purchaser's claim thereafter and, accordingly, shall immediately remit payment of the same to Purchaser.

     Any amounts payable by Seller to the Purchaser for indemnification for any and all claims under this Section 12(a) may be offset or deducted by Purchaser from the Deferred Purchase Price, without limiting Purchaser's right to seek further indemnification from Seller.

          b. Purchaser shall defend, indemnify and hold Seller harmless against and in respect of any and all liabilities, losses, damages, deficiencies, expenses and attorneys' fees resulting from any misrepresentation or breach of warranty made in this Agreement.

     To the extent related to a claim asserted by a third party, Seller agrees to give Purchaser written notice of any action, suit or proceeding relating to the claim for indemnity not later than fifteen (15) days after Seller has been served with notice thereof. Purchaser shall have the right, at Purchaser's option, to compromise or defend at Purchaser's own expense, and by Purchaser's own counsel (which counsel shall be reasonably satisfactory to Seller) any such action, suit or proceeding. Purchaser and Seller agrees to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto. In the event that Purchaser fails to notify Seller of
Purchaser's intent to contest such claim or to take any action within thirty
(30) days after receipt of notice from Seller, Seller shall have the right, but not the obligation, to defend, compromise or pay any such claim, action, suit or proceeding. Following such payment by Seller and upon receipt of notice of demand therefor (accompanied by appropriate documentation with respect thereto)
from Seller, Purchaser shall remit payment of such demand to Seller within thirty (30) days. As to all other claims for indemnity, Purchaser shall upon receipt of notice (accompanied by appropriate documentation with respect thereto) from Seller, have thirty (30) days from receipt of such notice in which to pay the amount claimed or to notify Seller in writing that Purchaser disputes such claim, stating with particularity Purchaser's good faith objections to the claim. If Purchaser fails to pay the amount claimed or to state Purchaser's good faith objections thereto within the required time, Purchaser shall be deemed to have admitted liability for such claim and shall not have the right to challenge
Seller's claim thereafter and, accordingly, shall remit payment of the same to
Seller.

     13. Litigation Expense. If any party hereto is made or shall become a party to any litigation (or arbitration) commenced by or against the party involving the enforcement of any of the rights or remedies of such party or arising on account of the performance of or non-performance of any such party's obligations hereunder, then the prevailing party in such litigation (or arbitration) shall receive from such other party all costs incurred by the prevailing party in such litigation (or arbitration), together with reasonable attorneys' fees to be fixed by the court (or arbiter).

     14. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Purchaser:
     --------------------
     TeamStaff Rx, Inc.
     300 Atrium Drive
     Somerset, New Jersey 08873
     Attn: Edmund C. Kenealy, Vice President, General Counsel
     Telephone: 732-748-1700
     Fax: 732-748-3206

     Copy to:
     --------
     Brian Daughney, Esq.
     Goldstein & DiGioia, LLP
     45 Broadway, 11th Floor
     New York, NY 10006
     Telephone: 212-599-3322
     Fax: 212-557-0295

     If to the Seller:
     -----------------
     William L. Booth.
     662 Antebellum Cove
     Collierville, TN 38017

     Copy to:
     --------
     Arlie C. Hooper
     Siegel, Hooper & Blumenthal, PLC
     1790 Kirby Parkway, Suite 201
     Memphis, TN 38138
     Telephone: 901-763-4777
     Fax:  901-683-0875

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth..

     IN WITNESS WHEREOF, the parties hereto have set their hands on the date first above written.

PURCHASER:                                  SELLER:

TEAMSTAFF RX, INC.:                         WILLIAM L. BOOTH

By:
    ---------------------------------       ------------------------------------

Title:
       ------------------------------

                                    EXHIBIT A
                        TO AGREEMENT FOR SALE OF GOODWILL
                      [DEFERRED PURCHASE PRICE CALCULATION]

The Deferred Purchase Price shall be calculated and paid as follows:

-------------------------------------------------------------------------------------------------------------------
                                LTM 11/13/05                           LTM 11/13/06
-------------------------------------------------------------------------------------------------------------------

Minimum NII Revenue             $15 million                            $16 million
-------------------------------------------------------------------------------------------------------------------
Gross Profit - Deferred         <$2.7 million Gross Profit - $0        <$2.88  million  Gross Profit - $0
Purchase Price                  Deferred Purchase Price                Deferred Purchase Price
-------------------------------------------------------------------------------------------------------------------
Gross Profit - Deferred         $2.7-2.799 million - $250,000          $2.88-2.979 million - $250,000
Purchase Price
-------------------------------------------------------------------------------------------------------------------
Gross Profit - Deferred         $2.8-2.849 million - $300,000          $2.98-$3.039 million - $300,000
Purchase Price
-------------------------------------------------------------------------------------------------------------------
Gross Profit - Deferred         $2.85 million and over - $350,000       $3.04 million and over - $350,000 plus 20%
Purchase Price                  plus 20% of Gross Profit in excess      of Gross Profit in excess of $3.04 million
                                of $2.85 million
-------------------------------------------------------------------------------------------------------------------
Minimum NII Revenue             Minimum LTM 11/13/05 NII Revenue       Minimum LTM 11/13/06 NII Revenue
Requirement                     must be achieved for Seller to be      must be achieved for Seller to be
                                eligible for any LTM 11/13/05          eligible for any LTM 11/13/06 Deferred
                                Deferred Purchase Price payment        Purchase Price payment
-------------------------------------------------------------------------------------------------------------------

Definitions (not otherwise appearing in the Agreement):

"Gross Profit" means (i) the gross profit, determined consistent with
Purchaser's then current policies and in accordance with generally accepted accounting principles, attributable to the retention of clients, customers, distributors, and suppliers, and similar contractual or other business relationships developed by Seller in operating the temporary medical staffing business acquired by the Purchaser as part of Agreement plus (ii) the increase in gross profit, determined consistent with Purchaser's then current policies and in accordance with generally accepted accounting principles, in Purchaser's temporary nurse staffing business over that existing for the twelve months ending November 13, 2004.

"NII Revenue" means (i) the revenues, determined consistent with Purchaser's then current policies and in accordance with generally accepted accounting principles, attributable to the retention of clients, customers, distributors, and suppliers, and similar contractual or other business relationships developed by Seller in operating the temporary medical staffing business acquired by the
Purchaser in accordance with the Agreement plus (ii) plus the increase in revenue, determined consistent with Purchaser's then current policies and in accordance with generally accepted accounting principles, in Purchaser's temporary nurse staffing business over that existing for the twelve months ending November 13, 2004.

"LTM 11/13/05" means the twelve months ending November 13, 2005.

"LTM 11/13/06" means the twelve months ending November 13, 2006.

Deferred Purchase Price payments for a given fiscal year are not additive (e.g., if Minimum NII Revenue for LTM 11/13/05 and $2.82 million in LTM 11/13/05 Gross
Profit is achieved, Seller shall be paid $300,000, not $550,000 (the sum of
$250,000 and $300,000). All Deferred Purchase Price payments will be made within one hundred twenty (120) days following the close of the subject twelve month period ending date and, in any event, after all computations are reviewed and agreed to by Purchaser's independent auditors.

                                    EXHIBIT B
                        TO AGREEMENT FOR SALE OF GOODWILL
                              [FORM OF ASSIGNMENT]

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